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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


       (X)       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 24, 2002

                          UNITED INDUSTRIES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          COMMISSION FILE NO. 333-76055

          DELAWARE                                               43-1025604
(STATE OR OTHER JURISDICTION OF                               (I.R.S EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                               8825 PAGE BOULEVARD
                            ST. LOUIS, MISSOURI 63114
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)

                                 (314) 427-0780
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On May 9, 2002, United Industries Corporation (United) merged with Schultz Company. United is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden and insect control markets in the United States. Schultz Company (Schultz), also based in St. Louis, Missouri, is well respected as an innovative and rapidly growing consumer lawn and garden company. The Schultz(R) brand portfolio -- which currently focuses on consumer garden fertilizers, organic growing media and outdoor living -- includes, Schultz(R) plant foods and potting soils, Expert Gardener(R) fertilizers and controls, Multi Cote(R) plant foods and a new line of natural plant care products under the Garden Safe(R) brand. Schultz also holds exclusive agreements to manufacture or supply gardening and outdoor living products for certain of the largest retailers in the mass merchandise and home center channels. The combined company is expected to have annualized top-line sales approaching $600 million.

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

(a) Financial statements of Schultz Company. The Balance Sheet (audited) as of September 30, 2001 and the Statement of Operation (audited) for the year ended September 30, 2001. The Balance Sheet (unaudited) as of March 31, 2002 and the Statement of Operation (unaudited) for the six months ended March 31, 2002. Exhibit 99.1
(b) Unaudited Pro Forma Financial Information. The Unaudited Pro Forma United Industries Corporation Balance Sheet as of March 31, 2002 and the Unaudited Statements of Operation for the year ended December 31, 2001 and for the three months ended March 31, 2002. Exhibit 99.2




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SIGNATURES
----------


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                     UNITED INDUSTRIES CORPORATION

DATED: JULY 23, 2002                 BY: /S/ DANIEL J. JOHNSTON
                                         ----------------------

                                     NAME: DANIEL J. JOHNSTON
                                     TITLE: EXECUTIVE VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER